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                                                                    EXHIBIT 99-2






                        YOUCENTRIC, INC. AND SUBSIDIARIES


      UNAUDITED CONSOLIDATED BALANCE SHEETS, STATEMENTS OF OPERATIONS, AND
                 CASH FLOWS AS OF AND FOR THE NINE MONTHS ENDED
                           SEPTEMBER 30, 2000 AND 2001


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                        YOUCENTRIC, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)



                                                                                                          SEPTEMBER 30,
                                                                                                       2000          2001
                                                                                                   ------------- --------

                                                             ASSETS
   Current assets:
     Cash and cash equivalents.................................................................       $5,925        $4,298
     Marketable securities.....................................................................       9,098         6,711
     Accounts receivable (net of allowance of $200 at September 30, 2000 and 2001, respectively)      9,686         3,797
     Prepaid expense and other current assets..................................................       4,548         1,303
     Deferred contract costs...................................................................        384            --
     Cash and cash equivalents (restricted)....................................................       1,295           --
                                                                                                     -------       -------
          Total current assets.................................................................       30,936        16,109
   Certificate of deposit (restricted).........................................................         --          1,341
   Property and equipment, net.................................................................       3,924         3,911
                                                                                                     -------       -------
   Total assets................................................................................      $34,860       $21,361
                                                                                                     =======       =======

                                            LIABILITIES AND SHAREHOLDERS' DEFICIENCY

   Current liabilities:
     Current maturities of capital lease obligations...........................................        $302          $113
     Accounts payable and other accrued liabilities............................................       8,139         5,309
     Deferred revenues.........................................................................       2,233         2,227
     Billings in excess of earned revenues.....................................................       9,134         1,905
     Income taxes payable......................................................................         88            --
                                                                                                     -------       -------
          Total current liabilities............................................................       19,896        9,554
                                                                                                     -------       -------
   Capital lease obligations...................................................................        327           214
                                                                                                     -------       -------
   Deferred lease liability....................................................................         --           196
                                                                                                     -------       -------
   Deferred tax liability......................................................................        516            --
                                                                                                     -------       -------
   Redeemable convertible preferred stock:
     Series A, no par value, liquidation preference $1.92 per share, 4,159,446 shares
      authorized, issued, and outstanding at September 30, 2000 and 2001, respectively.........       25,300        25,860
                                                                                                      ------        ------
     Series B, no par value, liquidation preference $12.02 per share, 2,911,900 shares authorized, 2,572,376 shares issued and outstanding at September 30, 2000 and 2001,
       respectively............................................................................       28,596        29,164
                                                                                                      ------        ------
     Series C, no par value, liquidation preference $0.44 per share, 103,384,150 shares
       authorized, 75,815,012 shares issued and outstanding at September 30, 2001..............         --          20,531
                                                                                                     -------       -------
   Shareholders' deficiency:
     Common stock, $0.001 and no par value, 50,000,000 and 250,000,000 shares authorized,
       16,096,326 and 32,728,826 shares issued and outstanding, at September 30, 2000 and 2001,
       respectively............................................................................       18,362          33
     Additional paid-in capital................................................................         --          27,743
     Accumulated deficit.......................................................................      (58,127)      (91,934)
     Accumulated other comprehensive loss......................................................        (10)           --
                                                                                                     -------       -------
          Total shareholders' deficiency.......................................................      (39,775)      (64,158)
                                                                                                     -------       -------
   Total liabilities and shareholders' deficiency..............................................      $34,860       $21,361
                                                                                                     =======       =======

                        YOUCENTRIC, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                                 NINE MONTHS ENDED
                                                                                                      SEPTEMBER 30,
                                                                                               2000              2001
                                                                                           -----------       --------
          Revenues:
            Software license, customization and implementation revenues................         $8,675          $10,459
            Professional services and maintenance revenues.............................         2,247            4,143
                                                                                                -----            -----
                Total revenues.........................................................         10,922          14,602
          Operating expenses:
            Cost of revenues...........................................................         4,139            4,632
            Sales and marketing........................................................         8,455           11,742
            Research and development...................................................         4,032            6,043
            General and administrative.................................................         6,601            4,976
            Special charges............................................................           --             1,851
            Stock based compensation*..................................................         17,712           6,901
                                                                                                ------           -----
                Total operating expenses...............................................         40,939          36,145
                                                                                                ------          ------
          Operating loss...............................................................        (30,017)        (21,543)

          Other income, net............................................................          740              182
                                                                                                 ---              ---
          Loss before income taxes.....................................................        (29,277)        (21,361)
          Income tax expense...........................................................          486              --
                                                                                                 ---              --
          Net loss.....................................................................        (29,763)        (21,361)
          Accretion for preferred stock redemption feature, preferred stock dividends
            and offering costs.........................................................        (6,337)           (780)
                                                                                               ------            ----
          Net loss attributable to common shareholders.................................    $(36,100)         $(22,141)
                                                                                           ========          ========

          Basic and diluted net loss per share attributable to common shareholders.....        $ (2.25)        $ (0.91)
                                                                                               =======         =======
          Basic and diluted weighted average shares outstanding........................         16,033          24,386
                                                                                                ======          ======


          *Stock-based compensation:
            Cost of software licenses, customization, implementation, professional
              services and maintenance.................................................         $2,052           $497
            Sales and marketing........................................................         4,853            2,941
            Research and development...................................................         6,097            1,054
            General and administrative.................................................         4,710            2,409
                                                                                                -----            -----
                Total..................................................................    $17,712           $ 6,901
                                                                                           =======           =======

                        YOUCENTRIC, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                  NINE MONTHS ENDED
                                                                                                       SEPTEMBER 30,
                                                                                                  2000           2001
                                                                                             -------------  ---------
              Cash flows from operating activities:
              Net loss...................................................................     $ (29,763)     $ (21,361)
              Adjustments to reconcile net loss to net cash used in operating activities:
                Provision for credit losses..............................................         200            24
                Loss on disposal of property and equipment...............................         --             63
                Depreciation and amortization............................................         495           1,183
                Deferred income taxes....................................................         496            --
                Stock based compensation.................................................       17,712          6,901
                Non-cash special charges.................................................         --             850
              Changes in assets and liabilities which provided (used) cash:
                Accounts receivable......................................................       (4,223)         (497)
                Prepaids and other current assets........................................       (3,785)         1,729
                Deferred contract costs..................................................        (294)           203
                Deferred lease liability.................................................         --             63
                Accounts payable and other accrued liabilities...........................        3,970         (1,392)
                Billings in excess of earned revenues....................................        2,995         (5,486)
                Deferred revenues........................................................         368            339
                Income taxes payable.....................................................        (24)            --
                                                                                                 ---             --
                   Net cash used in operating activities.................................      (11,853)       (17,381)
                                                                                               -------        -------
              Cash flows from investing activities:
                Purchase of property and equipment.......................................       (3,003)         (511)
                Purchase of certificate of deposits (restricted).........................         --            (24)
                Net purchase of marketable securities....................................      (10,412)          416
                                                                                               --------          ---
                   Net cash used in investing activities.................................      (13,415)         (119)
                                                                                               -------          ----
              Cash flow from financing activities:
                Principal payments on capital leases.....................................        (143)          (214)
                Net proceeds from sale of preferred stock................................       28,865         20,383
                                                                                                ------         ------
                   Net cash provided by financing activities.............................       28,722         20,169
                                                                                                ------         ------


              Net increase in cash and cash equivalents..................................        3,454          2,669
              Cash and cash equivalents:
                Beginning of period......................................................        2,471          1,629
                                                                                                 -----          -----
                End of period............................................................       $5,925         $4,298
                                                                                                ======         ======

              Supplemental disclosure of cash flow information:
                Cash paid for interest...................................................         $20           $148
                                                                                                  ===           ====
                Cash paid for income taxes...............................................         $--            $2
                                                                                                  ===            ==
              Supplemental disclosure of non-cash investing and financing activities:
                Leased asset additions and related obligations...........................        $263            $--
                                                                                                 ====            ===
                Accretion of preferred stock redemption feature, dividends and offering
                   costs ................................................................       $6,337          $780
                                                                                                ======          ====
                Issuance of common stock.................................................         $--            $17
                                                                                                  ===            ===


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1.  DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

ACCOUNTING PRINCIPLES. The financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America.

DESCRIPTION OF BUSINESS. YOUcentric, Inc. and its subsidiaries (the "Company") develop, market and support e-business relationship management software products. The Company operates in the United States and Europe. The Company's customers principally consist of large, domestic companies who are end users of its software products and services. The Company's products are based in large part upon the Java programming language. Sales of the Company's product depend on the continued acceptance of Java-based applications and continued development support for Java.

PRINCIPLES OF CONSOLIDATION. The financial statements include the accounts of YOUcentric, Inc. and its subsidiaries including YOUcentric, Ltd, which is located in the United Kingdom and YOUcentric, GmbH, which is located in Germany. Subsequent to December 31, 2000 YOUcentric, SARL, which is located in France, was formed. All subsidiaries are owned 100% by YOUcentric, Inc. Significant intercompany transactions and balances have been eliminated.

INTERIM FINANCIAL STATEMENTS. The consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures contained herein are adequate to make the information presented not misleading. The consolidated financial statements reflect all adjustments, which include only normal recurring adjustments, which are, in the opinion of management, necessary to present fairly the results of operations for the periods presented. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto presented above for the year ended December 31, 2000. Results of operations for any interim period are not necessarily indicative of results to be expected for a full year.

2. REDEEMABLE CONVERTIBLE PREFERRED STOCK - SERIES C. During 2001 the Company completed the sale of 75,815,012 shares of its Series C Preferred Stock to two investors for cash consideration of $22 million. In addition, the Company received a commitment from a different investor to fund an additional $2 million within 270 days of May 3, 2001. The commitment was on terms identical to the initial funding of the $22 million and was reduced to the extent the Company raised such amount from other investors prior to the dates noted above. In connection with the sale of the Company as described below, the Company and the investor with the $2 million commitment subsequently entered into an agreement terminating the commitment and such funds were never received.

The Series C Preferred Stock has voting rights equal to one share of common stock and is currently convertible into one share of common stock, subject to certain adjustments in the event of certain future stock issuances. Other rights and preferences of the shares of Series C Preferred Stock include liquidation and redemption preferences. The holders of the Series C Preferred Stock are entitled to participate on an as converted basis in any dividend declared on Common Stock. The Series C Preferred Stock is redeemable upon 45 days prior notice to the Company from the holders of a majority of the Series C Preferred Stock, at any time after May 13, 2005. The redemption price shall equal the original purchase price per share paid, all accrued but unpaid cumulative dividends, plus an amount that when taken together with the above payments shall equal 8% per annum, compounded annually, and prorated for any partial year, of the original purchase price, for the period from May 3, 2001 to the date the redemption payment is made.

In connection with the Series C Preferred Stock issuance, the Board of Directors was increased from seven to nine. The holders of Common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have the right to designate three, one, one and two directors, respectively. In addition, all stockholders voting as a single class will elect the remaining two directors.

In addition, the terms of the Series A Preferred Stock and Series B Preferred Stock were amended and the conversion ratios were adjusted so that each share of Series A Preferred Stock converts into 4.831767 shares of common stock and each share of Series B Preferred Stock converts into 21.521934 shares of common stock. Also, the redemption date for the Series A Preferred Stock and Series B Preferred Stock was changed to May 13, 2005.

3. COMMON STOCK. During 2001, the Company reincorporated from the state of North Carolina into the state of Delaware. In connection with the Company's reincorporating in the state of Delaware, the Company established a par value on its common stock of $0.001 per share. Previously the Company's common stock had no par value.

On May 15, 2001, the Company granted 16,625,000 shares of restricted stock to certain members of management of which 25% of such shares were immediately vested. The remaining 75% were subject to forfeiture in the event the employee was terminated. Such termination provisions lapsed ratably over a 3 year period and lapsed in full in the event of a change in control transaction

On May 15, 2001, the Company also granted 18,235,000 options to certain employees during 2001. These options had an exercise price of $0.00166667. 25% of the options became vested on September 15, 2001 while the remaining options became vested in 25% increments on May 15, 2002, May 15, 2003 and May 15, 2004.

4. SPECIAL CHARGES. During 2001 the Company incurred various special charges including an additional accruals established for future lease obligations associated with the Company's prior corporate headquarters ($850,000), fees paid to investment bankers in connection with the planned sale of the Company ($800,000) and expenses associated with a reduction in force ($279,000). The Company also reversed approximately $78,000 of accruals established during 2000 associated with the Company's withdrawn IPO.

5. CONTINGENCIES. The Company is subject to legal proceedings and claims that have arisen in the ordinary course of its business and have not been finally adjudicated. In management's opinion, the ultimate resolution of these matters will not have a material effect on the Company's results of operations, cash flows or financial condition.

6. SUBSEQUENT EVENTS. On November 16, 2001, J.D. Edwards & Company completed its acquisition of the Company. Under the terms of the Agreement and Plan of Reorganization, J.D. Edwards acquired all of the issued and outstanding capital stock of the Company, in exchange for $95.4 million of consideration, paid with a combination of 7.7 million J.D. Edwards' shares of common stock and $6.0 million in cash. Pursuant to the agreement, YOUcentric became a wholly-owned subsidiary of J.D. Edwards.

In addition, certain vested and unvested options to purchase YOUcentric capital stock outstanding at the time of the acquisition under YOUcentric's stock option plans were assumed by J.D. Edwards. The fair value of the options assumed was $2.8 million. These options were converted into options to purchase an equivalent number of shares of J.D. Edwards common stock based upon the acquisition share exchange ratio.